EXHIBIT 99.1

JOINT FILING STATEMENT

We, the undersigned, hereby express our agreement that the attached Schedule 13G (or any amendments thereto) relating to the common stock of ThredUp, Inc. is filed on behalf of each of us.

Dated: February 14, 2025

Trinity Ventures X, L.P.

By:

Trinity TVL X, LLC

its

General Partner

By:

/s/ Lyle McCulloch

Name: Lyle McCulloch

Title: VP – Finance

Trinity X Entrepreneurs’ Fund, L.P.

By:

Trinity TVL X, LLC

its

General Partner

By:

/s/ Lyle McCulloch

Name: Lyle McCulloch

Title: VP - Finance

Trinity X Side-By-Side Fund, L.P.

By:

Trinity TVL X, LLC

its

General Partner

By:

/s/ Lyle McCulloch

Name: Lyle McCulloch

Title: VP - Finance

Trinity TVL X, LLC

By:

/s/ Lyle McCulloch

Name: Lyle McCulloch

Title: VP – Finance

TVL Management Corp.

By:

/s/ Lyle McCulloch

Name: Lyle McCulloch

Title: VP - Finance

/s/ Ajay Chopra

Ajay Chopra

/s/ Noel J. Fenton

Noel J. Fenton

/s/ Patricia E. Nakache

Patricia E. Nakache